Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Navidea Biopharmaceuticals, Inc.

Dublin, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2016, relating to the consolidated financial statements for the years ended December 31, 2015 and 2014 of Navidea Biopharmaceuticals, Inc. appearing in the Company’s Current Report on Form 8-K dated December 15, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

December 15, 2017